Exhibit 99.1
PepsiCo Reports 12% Second Quarter Sales Increase; Earnings per Share up 15%
PURCHASE, N.Y., July 13, 2006 — PepsiCo reported continued strong top-line growth across all its businesses in the second quarter. Net revenue increased 12%, with global servings volume up 9%.
Earnings of $0.80 per share grew 15% versus $0.70 per share reported in the second quarter of 2005.
Chairman and CEO Steve Reinemund said, “We’re pleased with our performance for the quarter and for the first half of the year. Each of our operating divisions contributed to both top- and bottom-line growth and did a fine job of managing through a challenging input cost environment to deliver very solid results.”
Reinemund continued, “Our international business had another outstanding quarter, with double-digit revenue and operating profit growth. And in North America, our balanced product portfolio has been a key to our results. Our beverage growth in North America was driven by our leading portfolio of non-carbonated beverages, and our snacks business had solid growth in both core salty snacks and in other macro snacks. Importantly, our health and wellness initiatives continue to yield positive results as our Smart Spot-eligible products grew at a double-digit rate.”
Year-to-date net revenue increased 11%, global servings were up 8%, and earnings per share increased 14%.
Summary of PepsiCo Second Quarter 2006 Results

	% Growth Rate
	Quarter Alone	Year to Date
Volume (Servings)	9	8
Net Revenue	12	11
Division Operating Profit	12	10
Net Income	14	13
Earnings Per Share	15	14
Summary of Division Second Quarter Results

	% Growth Rate
	Quarter Alone				Year to Date
			Net	Oper.			Net	Oper.
	Volume		Revenue	Profit	Volume		Revenue	Profit
FLNA	4		8	7	3		7	6
PBNA	8		13	13	6		12	9
PI	11/10	*	14	21	9/12	*	13	21
QFNA	3		7	2	3		7	3
Total Divisions	8/10	*	12	12	6/9	*	11	10

*	Snacks/beverages

Exhibit 99.1
Frito-Lay North America (FLNA) had solid volume growth and effective net pricing.
FLNA experienced strong growth in both its salty and other macro snacks products. Salty volume grew 3.5% in the quarter. Among the four large trademarks, Lay’s and Cheetos experienced low-single-digit increases, Tostitos volumes were up high-single digits, and Doritos volumes declined mid-single digits. Salty volume performance was bolstered by double-digit gains in dips and variety packs, and over 20% growth in trademark Sun Chips. Other macro snacks volumes grew 10%, led by strength in Quaker-branded rice snacks and Chewy granola bars. The acquisition of the Stacy’s Pita Chip Company contributed over 0.5 points to volume growth in the quarter.
Net sales growth benefited from the volume gains and effective net pricing. Operating profit growth benefited from the net revenue gains, offset somewhat by higher energy and raw material costs, and the impact of a favorable casualty insurance actuarial adjustment recorded in the prior year.
Favorable Canadian foreign exchange rates and the Stacy’s acquisition combined contributed approximately 1.5 points to revenue growth and less than 0.5 points to operating profit growth in the quarter.
PepsiCo Beverages North America (PBNA) reported solid volume gains behind continued strong non-carbonated beverage growth.
Volume growth was driven by a 23% increase in non-carbonated beverages, partially offset by a 1% decline in carbonated soft drinks (CSDs) in the quarter. The non-carbonated portfolio performance was driven by double-digit growth in Gatorade, trademark Aquafina, Lipton ready-to-drink teas, Tropicana juice drinks and Propel. Tropicana Pure Premium volumes increased mid-single digits. The CSD decline reflects a low-single-digit decline in trademark Pepsi, partially offset by a low-single-digit increase in trademark Mountain Dew and a mid-single-digit increase in trademark Sierra Mist. Within trademark Pepsi, both regular and diet products experienced low-single-digit declines. Within trademarks Mountain Dew and Sierra Mist, both regular and diet products had positive volume performance.
Net revenue benefited from the volume gains and effective net pricing, which reflected the strength of the non-carbonated beverages, partially offset by more-favorable settlements of trade spending accruals in 2005. Favorable Canadian foreign exchange rates contributed nearly one percentage point to net revenue growth.
Operating profit growth reflects the net revenue growth, partially offset by higher energy and raw material costs, primarily orange juice and PET resin. The impact of a favorable insurance settlement of $29 million was mostly offset by the more-favorable settlements of trade spending accruals in 2005.

Exhibit 99.1
PepsiCo International (PI) posted double-digit volume and net revenue gains in both snacks and beverages.
Snack volume growth of 11% was led by high-single-digit growth at Sabritas in Mexico, and strong double-digit growth in Russia, Turkey, Egypt, Australia and India in the quarter. Snacks volumes at Gamesa in Mexico increased low-single digits and the United Kingdom grew mid-single digits. Acquisitions added two points to volume growth.
Beverage volume grew 10%, driven by 9% CSD growth and strong double-digit non-carbonated beverage growth. The gains were led by double-digit increases in the Middle East, China, Argentina, Thailand and Russia and mid-single-digit growth in Mexico. Acquisitions contributed almost one point of growth.
Second Quarter 2006 PI Regional Volume Growth

	% Growth Rate
	Snacks		Beverages
	Quarter Alone	Year to Date	Quarter Alone	Year to Date
Latin America	6	4	7	9
Europe, Middle East and Africa	18	17	12	13
Asia Pacific	14	15	11	15
Total PI	11	9	10	12
Net revenue grew 14% in the quarter driven by the broad-based volume gains and effective net pricing. Acquisitions contributed three points to revenue growth.
Operating profit grew 21% driven by net revenue gains, and offset partially by higher energy and raw material costs. Acquisitions did not impact operating profit in the quarter.
Foreign currency translation did not impact either revenue or operating profit growth in the quarter.
Quaker Foods North America (QFNA) top-line growth driven by strong oatmeal and ready-to-eat cereal performance.
Volume increases were driven by high-single-digit gains in Quaker Oatmeal and Cap’n Crunch ready-to-eat cereal and double-digit increases in Life ready-to-eat cereal in the quarter.
Net revenue growth benefited from the volume gains and mix-related effective net pricing, partially offset by the impact of more-favorable settlements of trade spending accruals in 2005. Favorable Canadian foreign exchange rates added one point to net revenue growth.
Operating profit growth reflected the revenue gains, partially offset by higher energy and raw material costs and the more-favorable settlements of trade spending accruals in 2005.

Exhibit 99.1
Benefits of PBG share sales, a lower effective tax rate, and share repurchases contributed to earnings per share growth.
Corporate unallocated expenses increased $1 million in the quarter, as increased investment in the Company’s Business Process Transformation initiative was offset by lower employee-related costs and net gains from certain mark-to-market derivatives.
Bottling equity income included an increase of $20 million in the pretax gain on the sale of shares in The Pepsi Bottling Group (PBG).
The effective tax rate was 28.7% in the quarter, a reduction of approximately 60 basis points compared to the second quarter of 2005.
The Company repurchased approximately $800 million of its common shares in the quarter, contributing to a 1.3% reduction in the number of weighted-average shares outstanding.
2006 earnings guidance revised to reflect strength of first-half performance.
Citing the strength of its first-half earnings performance and confidence in the balance of year outlook, PepsiCo management stated it expects 2006 full-year earnings per share of at least $2.95. Cash provided by operating activities in 2006 is expected to exceed $6.2 billion. The Company also anticipates net capital spending of approximately $2.2 billion, and share repurchases of approximately $3 billion in 2006.
About PepsiCo
PepsiCo is one of the world’s largest food and beverage companies with annual revenues of more than $32 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 17 brands that generate $1 billion or more each in annual retail sales.
Cautionary Statement
This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. The Company undertakes no obligation to update any such forward-looking statements. Please see the Company’s filing with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.
Miscellaneous Disclosures
Conference call: At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss second quarter 2006 results and the outlook for the full year 2006. For details visit the Company’s website at www.pepsico.com.

Exhibit 99.1
Reconciliation: In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements can be found under “PepsiCo Financial Press Releases” on the Company’s website in the “Investors” section.
Bottler Volume: Volume for products sold by the Company’s bottlers is reported by the Company on a monthly basis, with the second quarter comprising April and May for North America and March, April and May for International.
Acquisition impacts to PI regional volume growth: For the quarter, acquisitions contributed 4 points to Europe, Middle East and Africa (EMEA) snacks, 1 point to EMEA beverages and 2 points to Asia Pacific Snacks. For the year to date, acquisitions contributed 4 points to EMEA snacks, 1.5 points to EMEA beverages, and 2 points to Asia Pacific snacks.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/06	6/11/05	6/17/06	6/11/05
Net Revenue	$8,599	$7,697	$15,804	$14,282

Costs and Expenses
Cost of sales	3,809	3,314	6,988	6,184
Selling, general and administrative expenses	2,992	2,790	5,639	5,229
Amortization of intangible assets	36	37	67	66

Operating Profit	1,762	1,556	3,110	2,803
Bottling Equity Income	176	156	260	221
Interest Expense	(59)	(53)	(121)	(103)
Interest Income	26	28	71	51

Income before Income Taxes	1,905	1,687	3,320	2,972

Provision for Income Taxes	547	493	943	866

Net Income	$1,358	$1,194	$2,377	$2,106

Diluted
Net Income Per Common Share	$0.80	$0.70	$1.41	$1.23
Average Shares Outstanding	1,689	1,712	1,692	1,712

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/06	6/11/05	6/17/06	6/11/05
Net Revenue
Frito-Lay North America	$2,567	$2,373	$4,960	$4,636
PepsiCo Beverages North America	2,505	2,218	4,496	4,002
PepsiCo International	3,154	2,756	5,532	4,877
Quaker Foods North America	373	350	816	767

Total Net Revenue	$8,599	$7,697	$15,804	$14,282

Operating Profit
Frito-Lay North America	$634	$594	$1,203	$1,133
PepsiCo Beverages North America	626	555	1,054	970
PepsiCo International	546	452	917	759
Quaker Foods North America	115	113	266	258

Division Operating Profit	1,921	1,714	3,440	3,120
Corporate	(159)	(158)	(330)	(317)

Total Operating Profit	$1,762	$1,556	$3,110	$2,803

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	24 Weeks Ended
	6/17/06	6/11/05
Operating Activities
Net income	$2,377	$2,106
Depreciation and amortization	610	588
Stock-based compensation expense	128	147
Excess tax benefits from share-based payment arrangements	(64)	—
Cash payments for merger-related costs and other restructuring charges	—	(19)
Pension and retiree medical plan contributions	(60)	(78)
Pension and retiree medical plan expenses	248	204
Bottling equity income, net of dividends	(220)	(159)
Deferred income taxes and other tax charges and credits	14	66
Change in accounts and notes receivable	(753)	(587)
Change in inventories	(396)	(282)
Change in prepaid expenses and other current assets	(29)	12
Change in accounts payable and other current liabilities	—	(206)
Change in income taxes payable	(6)	549
Other, net	(19)	22

Net Cash Provided by Operating Activities	1,830	2,363

Investing Activities
Snack Ventures Europe (SVE) minority interest acquisition	—	(750)
Capital spending	(708)	(478)
Sales of property, plant and equipment	23	42
Other acquisitions and investments in noncontrolled affiliates	(434)	(214)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	180	107
Divestitures	—	3
Short-term investments, net	908	(1,162)

Net Cash Used for Investing Activities	(31)	(2,452)

Financing Activities
Proceeds from issuances of long-term debt	109	13
Payments of long-term debt	(135)	(85)
Short-term borrowings, net	(1,500)	936
Cash dividends paid	(863)	(774)
Share repurchases — common	(1,469)	(1,240)
Share repurchases — preferred	(5)	(11)
Proceeds from exercises of stock options	697	590
Excess tax benefits from share-based payment arrangements	64	—

Net Cash Used for Financing Activities	(3,102)	(571)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	6	(25)

Net Decrease in Cash and Cash Equivalents	(1,297)	(685)

Cash and Cash Equivalents — Beginning of year	1,716	1,280

Cash and Cash Equivalents — End of period	$419	$595

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	6/17/06	12/31/05
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$419	$1,716
Short-term investments	2,259	3,166

Accounts and notes receivable, net	4,104	3,261

Inventories
Raw materials	865	738
Work-in-process	228	112
Finished goods	1,007	843

	2,100	1,693

Prepaid expenses and other current assets	648	618

Total Current Assets	9,530	10,454

Property, plant and equipment, net	8,937	8,681
Amortizable intangible assets, net	548	530

Goodwill	4,271	4,088
Other nonamortizable intangible assets	1,156	1,086

Nonamortizable Intangible Assets	5,427	5,174

Investments in noncontrolled affiliates	3,509	3,485
Other assets	3,475	3,403

Total Assets	$31,426	$31,727

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term obligations	$1,161	$2,889
Accounts payable and other current liabilities	6,184	5,971
Income taxes payable	449	546

Total Current Liabilities	7,794	9,406

Long-term debt obligations	2,542	2,313
Other liabilities	4,430	4,323
Deferred income taxes	1,427	1,434

Total Liabilities	16,193	17,476

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(114)	(110)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	552	614
Retained earnings	22,563	21,116
Accumulated other comprehensive loss	(902)	(1,053)

	22,243	20,707
Less: Repurchased common stock	(6,937)	(6,387)

Total Common Shareholders’ Equity	15,306	14,320

Total Liabilities and Shareholders’ Equity	$31,426	$31,727

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Option Data
(in millions of shares, except average share and exercise prices, and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/06	6/11/05	6/17/06	6/11/05
Beginning Net Shares Outstanding	1,656	1,677	1,656	1,679
Options Exercised	7	10	19	17
Shares Repurchased	(13)	(14)	(25)	(23)

Ending Net Shares Outstanding	1,650	1,673	1,650	1,673

Weighted Average Basic	1,652	1,676	1,654	1,677
Dilutive Securities:
Options	31	32	32	31
Restricted Stock Units	4	2	4	2
ESOP Convertible Preferred Stock/Other	2	2	2	2

Weighted Average Diluted	1,689	1,712	1,692	1,712

Average Share Price for the Period	$58.83	$55.04	$58.81	$54.25
Growth Versus Prior Year	7%		8%
Options Outstanding	142	166	146	172
Options in the Money	142	166	146	166
Dilutive Shares from Options	31	32	32	31
Dilutive Shares from Options as a % of Options in the Money	22%	19%	22%	19%

Average Exercise Price of Options in the Money	$43.83	$41.56	$43.69	$40.94

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Operating Profit Growth Reconciliation

	12 Weeks Ended	24 Weeks Ended
	6/17/06	6/17/06
Total operating profit growth	13.2%	10.9%
Impact of corporate unallocated	(1.1)	(0.6)

Division operating profit growth	12.1%	10.3%

Division operating profit and division operating profit growth are not measures defined by generally accepted accounting principles (GAAP). However, we believe investors should consider these measures as they are consistent with how management evaluates our operational results and trends.